Exhibit 10.1

EXECUTION VERSION

$135,000,000

P2021 RIG CO.

13 1/2% Senior Secured Notes due 2013

PURCHASE AGREEMENT

December 18, 2009

JEFFERIES & COMPANY, INC.

As representative of the several initial purchasers

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

P2021 Rig Co., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), Vantage Drilling Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a guarantor (the “Parent”), and each of the other Guarantors (as defined in Schedule III) hereby agree with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the initial purchasers listed on Schedule I hereto (the “Initial Purchasers”), for whom Jefferies & Company, Inc. is acting as the representative (the “Representative”), $135,000,000 aggregate principal amount of 13 1/2% Senior Secured Notes due 2013 (each a “Note” and, collectively, the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of December 23, 2009, by and among the Company and Guarantors party thereto, and Wilmington Trust Company, as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the Final Offering Memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared (i) a Preliminary Offering Memorandum, dated December 8, 2009 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet attached hereto as Schedule II, which includes pricing terms and other information with respect to the Notes (the “Pricing Supplement”) and (iii) the Final Offering Memorandum relating to the offer and sale of the Notes (the “Offering”). All references in this

Agreement to (a) the Preliminary Offering Memorandum or the Final Offering Memorandum include (i) all documents and information contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, as the case may be, and include such Preliminary Offering Memorandum and Final Offering Memorandum as amended or supplemented and (ii) any electronic Preliminary Offering Memorandum or electronic Final Offering Memorandum, as the case may be, provided in connection with the Offering and (b) documents, financial statements and schedules and other information which are “contained,” “included” or “stated” in the Preliminary Offering Memorandum or the Final Offering Memorandum (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which are in the Preliminary Offering Memorandum or the Final Offering Memorandum, as the case may be. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

2. Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Final Offering Memorandum, as amended or supplemented, to persons (the “Subsequent Purchasers”) whom the Initial Purchasers (i) reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act, as such may be amended from time to time or (ii) reasonably believe are not “U.S. persons” (as defined in Regulation S of the Securities Act) in reliance upon Regulation S under the Securities Act.

Pursuant to the Indenture, Parent and any future subsidiary of the Parent or the Company may fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the obligations of the Company under the Indenture and the Notes (each such future subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”) pursuant to the Indenture.

Pursuant to the terms of the Collateral Agreements (as defined in the Time of Sale Document and the Final Offering Memorandum under the caption “Description of Notes”), all of the obligations under the Notes and the Indenture will be secured by a lien and security interest in all of the assets of the Company and the Guarantor.

This Agreement, the Indenture, the Collateral Agreements, the Securities, the Advance Escrow Agreement and the Topaz Escrow Agreement (both as defined in the Time of Sale Document and the Final Offering Memorandum under the caption “Description of Notes”) and the Guarantees are collectively referred to herein as the “Transaction Documents.”

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, the Notes at a purchase price of 93.375% of the aggregate principal amount thereof. Delivery to the Initial Purchasers of and payment for the Notes shall be made at a Closing (the “Closing”) to be held at 10:00 a.m., New York time, on December 23, 2009 (the “Closing Date”) at the New York offices of Jones Day, 222 East 41st Street, New York, New York 10017, or such other location on which the Company and the

Initial Purchasers mutually agree; provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Section 7 hereof, “Closing Date” shall mean 10:00 a.m., New York time, on the first business day following the satisfaction (or waiver) of all such conditions after notification by the Company to the Initial Purchasers of the satisfaction (or waiver) of such conditions.

Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co. The Company shall deliver to the Initial Purchasers beneficial interest in the Notes held at DTC, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the Closing. Signed copies of the Notes in definitive form shall be made available to the Initial Purchasers for inspection at the offices of Jones Day, 222 West 41st Street, New York, New York 10017 (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 10:00 a.m. one business day immediately preceding the Closing Date.

4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to the Initial Purchasers that, as of the date hereof and as of the Closing Date:

(a)	No Material Misstatement or Omission. (i) The Time of Sale Document, and any amendment or supplement thereto, as of the date thereof and at all times subsequent thereto up to the Closing Date, did not and does not contain any untrue statement of a material fact, or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Final Offering Memorandum, and at the time of each sale of the Notes and at the Closing Date, as then amended or supplemented, if applicable, did not and will not, contain any untrue statement of a material fact, or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company and Guarantors make no representation or warranty as to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers and furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Initial Purchasers to the Company consists of the information described in Section 12 hereof. No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Transaction Documents (the “Transactions”) is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Time of Sale Document, the Final Offering Memorandum or any amendment or supplement thereto, in any jurisdiction. No statement of material fact included in the Final Offering Memorandum has been omitted from the Time of Sale Document and no statement of material fact included in the Time of Sale Document that is required to be included in the Final Offering Memorandum has been omitted therefrom.

(b)	Statistical and Market Data. The statistical and market-related data, if any, included in the Time of Sale Document and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(c)	Subsidiaries. Each corporation, partnership, or other entity in which the Company, directly or indirectly through any of their subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule IV attached hereto (the “Subsidiaries”). Each Subsidiary that is a restricted subsidiary has an asterisk (“*”) next to its name on such schedule.

(d)	Incorporation and Good Standing of the Company, Parent and the Subsidiaries. The Company, Parent and each of the Subsidiaries (i) has been duly incorporated, is validly existing and is in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power and authority, as applicable, to carry on its business and to own, lease and operate its properties and assets and to conduct business as described in the Time of Sale Document and in the Final Offering Memorandum, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to transact business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company, Parent and the Subsidiaries, taken as a whole, (B) the ability of the Company or the Guarantors to perform their respective obligations in all material respects under any Transaction Document, (C) the enforceability of the Collateral Agreements or the attachment, perfection or priority of any liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”) intended to be created thereby, (D) the validity or enforceability of any of the Transaction Documents, or (E) the consummation of any of the transactions contemplated under any of the Transaction Documents (each, a “Material Adverse Effect”).

(e)

Capitalization and Other Stock Matters. The authorized capital stock of the Parent and the issued and outstanding capital stock of the Company are as set forth in the Time of Sale Document and the Final Offering Memorandum (including the footnotes thereto). All of the issued and outstanding shares of capital stock of the Company has been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all Liens, other than those pursuant to the Collateral Agreements and those imposed by the Securities Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(f)	No Applicable Registration or Other Similar Rights; No Other Registration Rights. Other than F3 Capital regarding warrants, there are no persons with registration or other similar rights to have any equity or debt securities of the Company or any Affiliate (as defined in Rule 501(b) of Regulation D) registered for sale under a registration statement, except for rights that have been duly waived.

(g)	The Transaction Documents and the Transactions. The Company and each of the Guarantors that are corporations have all requisite power and authority, to execute, deliver and perform their respective obligations under the Transaction Documents to which they are a party and to consummate the transactions contemplated thereby. Each of the Transaction Documents (other than the Securities) has been duly and validly authorized by the Company and the Guarantors. Each of the Transaction Documents (other than the Securities), when executed and delivered by the Company and the Guarantors party thereto, will constitute a legal, valid and binding obligation of each of the Company and such Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and public policy and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Transaction Documents will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(h)	The Securities. The Notes, upon issuance, will be in the form contemplated by the Indenture. When executed and delivered by the Company and the Guarantors, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “TIA”). The Securities have each been duly and validly authorized by the Company and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, the Collateral Agreements and the Guarantees, and enforceable against the Company and the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(i)	No Financing Statements. As of the Closing Date, except with respect to the Liens permitted under the Indenture and the Collateral Agreements, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Company, Parent or any Subsidiary or any rights thereunder.

(j)	Collateral.

(i)	Upon delivery to the Collateral Agent of the certificates or instruments representing or evidencing the Collateral in accordance with the Collateral Agreements and, in the case of Collateral not constituting certificated securities or instruments, the filing of Uniform Commercial Code financing statements or Companies Registry filings in the appropriate filing office, the Collateral Agent will obtain a valid and perfected security interest in such Collateral, subject only to the Liens permitted under the Indenture and the Collateral Agreements, in each case, to the extent that a security interest in such Collateral may be perfected by such filings.

(ii)	Upon filing by the Collateral Agent of (A) financing statements, (B) any filings required with the United States Patent and Trademark Office and (C) any filings required with the United States Copyright Office, the security interests granted pursuant to the Collateral Agreements will constitute valid and perfected security interests subject, only to the Liens permitted under the Indenture, on such Collateral described therein for the ratable benefit of the Secured Parties (as defined in the Collateral Agreements) to the extent that a security interest in such Collateral may be perfected by such filings.

(iii)	The Mortgage will be effective to grant a legal and valid mortgage Lien on all of the Company’s right, title and interest in the Topaz Driller under and pursuant to the laws of the Republic of Panama and a foreign preferred mortgage thereon under 46 USC Chapter 313. When the Mortgage is duly provisionally recorded in the proper public registry and the recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of local law applicable thereto, such Mortgage shall constitute a valid, perfected and enforceable first preferred mortgage in the Topaz Driller, for the ratable benefit of the Secured Parties, except that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(iv)	All information certified by the Chief Financial Officer of Parent in the Perfection Certificate dated as of the Closing Date and delivered by such officer on behalf of the Company and the Guarantors is true and correct both as of the date hereof and as of the Closing Date.

(k)	Non-Contravention of Existing Instruments. None of the Company, Parent or any of the Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational or constitutional documents (the “Charter Documents”). None of the Company, Parent or any of the Subsidiaries is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) applicable to any of them or any of their respective properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound, including the credit agreement among Emerald Driller Company, Sapphire Driller Company, Aquamarine Driller Company, Topaz Driller Company, Vantage Drilling Company and certain subsidiaries thereto, the lenders thereto and Natixis (the “Natixis Credit Agreement”) and that certain Rig Construction Contract dated August 14, 2007, between PPL Ship Shipyard PTE (the “Shipyard”) and the Company (the “Rig Construction Contract”) (collectively, “Applicable Agreements”), except for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Time of Sale Document and Final Offering Memorandum. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness, except in the cases of subclauses (b) and (c) above as is (1) disclosed in the Time of Sale Document and Final Offering Memorandum and (2) as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(l)

No Further Authorizations or Approvals Required. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any Transactions contemplated therein, including the issuance and sale of the Securities, will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event (as defined below) under, require the consent of any person (other than consents already obtained and in full force and effect) under, result in the imposition of a Lien on any assets of the Company, Parent or any of the Subsidiaries (except for Liens pursuant to the Collateral Agreements), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, except in the case of this clause (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect. After consummation of the Offering and the other Transactions, no default, event of default or Debt Repayment Triggering Event will exist. No consent, approval, authorization or other order of, or registration or filing with, any Governmental Authority, is required for the Company’s or the Guarantors’ execution, delivery and performance of the Transaction Documents and consummation of the Transactions, except (i) as required by the state securities or “Blue Sky” laws, (ii) for such consents, approvals, authorizations, orders, filings or registrations that have been obtained or made and are in full force and effect and (iii) if the Company is required to do so, the filing with the Commission of a Statement of Eligibility under the TIA of the Trustee for the Notes on Form T-l, and (iv) a waiver or amendment of the Natixis Credit Agreement regarding the eligibility of the Parent to pledge the capital stock of the Company as part of collateral securing such parties’ obligations under the Notes, Indenture and Guarantees (the “Natixis Amendment”), except in the case of clause (ii), as would not reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Parent or any of the Subsidiaries.

(m)	No Material Action or Proceeding. Except as described in the Time of Sale Document and Final Offering Memorandum, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the best knowledge of the Company, Parent or any of the Subsidiaries, threatened, (i) against or affecting the Company, Parent or any of the Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property or assets owned or leased by, the Company, Parent or any of the Subsidiaries, (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that any such Proceeding might be determined adversely to the Company, Parent, such Subsidiary or such officer or director, (B) any such Proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the Offering or the other Transactions contemplated by this Agreement or (C) any such Proceeding is or would be material in the context of the issuance and sale of any Securities, (iv) that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Transaction Documents, the Offering or any of the other Transactions contemplated therein, or (v) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or the Guarantors is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)	No Receiver. No receiver (including an administrative receiver), liquidator, trustee, administrator, custodian or similar official has been appointed, to either the Parent or the Issuer’s knowledge (having made due and careful inquiries), in any jurisdiction in respect of the whole or any part of the business or assets of either the Issuer or the Parent, and, so far as each of the Issuer and the Parent is aware (having made due and careful inquiries), no step has been taken with a view to the appointment of such a person.

(o)

All Necessary Permits. Each of the Company, Parent and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Time of Sale Document and the Final Offering Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably by expected to have a Material Adverse Effect; each of the Company, Parent and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits except where the failure to fulfill or perform such obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results, or after notice or lapse of time would result in any other material impairment of the rights of the holder of any such Permit; and none of the Company, Parent or the Subsidiaries has received or has any reason to believe that it has received or will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Document and the Final Offering Memorandum or except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)	Title to Properties. Each of the Company, Parent and the Subsidiaries has and, upon delivery of the Topaz Driller by the shipyard, will have good, marketable and valid title to all real property owned by it and good title to all personal property owned by it and good, marketable and valid title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than the security interests, liens or encumbrances permitted under the Indenture and the Collateral Agreements). All Applicable Agreements to which the Company, Parent or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company, Parent or such Subsidiary, as applicable, and, to the knowledge of the Company, Parent and any of the Subsidiaries, are valid and enforceable against the other party or parties thereto and are in full force and effect.

(q)	Tax Law Compliance. All Tax returns required to be filed by the Company, Parent and each of the Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Company, Parent and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved (“GAAP”). To the knowledge of the Company and Parent, after reasonable inquiry, there are no actual or proposed Tax assessments against the Company, Parent or any of the Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The accruals on the books and records of the Company, Parent and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(r)	Intellectual Property Rights. Each of the Company, Parent and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) used in the conduct of its businesses except where the failure to own or license such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, as of the Closing Date, will be free and clear of all Liens, other than the security interests, liens or encumbrances permitted under the Indenture and the Collateral Agreements. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company, Parent or any of the Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). To the knowledge of the Company, Parent and Subsidiaries, the use of such Intellectual Property by the Company, Parent or any of the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(s)	Company’s Accounting System. Parent makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(t)

Preparation of the Financial Statements. The audited consolidated financial statements and related notes of Parent and its consolidated subsidiaries contained in the Time of Sale Document and the Final Offering Memorandum (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of Parent and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Securities Act. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, the financial data set forth under “Summary Historical and Consolidated Financial and Operating Data” and “Selected Historical Consolidated Financial Data” included in the Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of Parent and its consolidated subsidiaries as of the respective dates and for the respective periods indicated. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, the unaudited pro forma financial information and related notes of Parent and its consolidated subsidiaries contained in the Time of Sale Document and the Final Offering Memorandum have been prepared in accordance with the requirements of Regulation S-X and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith. All other financial, statistical, and market and industry-related data included in the Time of Sale Document and the Final Offering Memorandum are fairly and accurately presented and are based on or derived from sources that the Company and Parent believe to be reliable and accurate.

(u)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) none of the Company, Parent or any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company or Parent, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company or Parent, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company or Parent, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company, Parent and the Subsidiaries in the aggregate (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the knowledge of the Company and Parent after reasonable inquiry, and except as disclosed in the Time of Sale Document and Final Offering Memorandum, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect as disclosed in the Time of Sale Document and the Final Offering Memorandum. No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company or Parent that it is considering imposing) any condition (financial or otherwise) on the Company or Parent retaining any rating assigned to the Company, Parent or any of the Subsidiaries or to any securities of the Company, Parent or any of the Subsidiaries, or (ii) has indicated to the Company or Parent that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company, Parent or any of the Subsidiaries or any securities of the Company, Parent or any of the Subsidiaries.

(v)

Use of Proceeds: Going Concern of the Company and Parent. All indebtedness represented by the Notes is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Time of Sale Document and the Final Offering Memorandum, the Company and the Guarantors, taken as a whole, will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantors, taken as a whole, is not less than the total amount required to pay the liabilities of the Company and the Guarantors, taken as a whole, on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Guarantors, taken as a whole, are able to pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes and the Guarantees as contemplated by this Agreement and the Time of Sale Document and the Offering Memorandum, the Company and the Guarantors, taken as a whole, are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, nor proposes to engage in any business or transaction, for which their property, taken as a whole, would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(w)	No Price Stabilization or Manipulation; Compliance with Regulation M, etc. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, the Company and Parent have not and, to their knowledge after reasonable inquiry, no one acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or Parent to facilitate the sale or resale of any of the Notes or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or Parent.

(x)	No Registration Under the Securities Act or Qualification Under the TIA Required. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons (as defined under Regulation S of the Securities Act) and (ii) the accuracy of the representations of each of the Initial Purchasers contained herein regarding the absence of general solicitation in connection with the sale of the Notes to the Initial Purchasers and in the Exempt Resales.

(y)

Notes Eligible for 144A Resale; No Offer and Sale Within Six Months. The Notes will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company or Parent are of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company or Parent of the same or similar class or series as the Notes have been offered, issued or sold by the Company, Parent or any of their respective Affiliates within the six-month period immediately prior to the date hereof), and neither the Company nor Parent has any intention of making, and will not make, an offer or sale of such securities of the Company or Parent of the same or similar class or series as the Notes, for a period of six months after the date of this Agreement, except for the offering of the Notes as contemplated by this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(z)	No General Solicitation. None of the Company, Parent or the Subsidiaries or any of their affiliates or other persons acting on their behalf has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, Parent, the Subsidiaries, any affiliate of the Company, Parent or the Subsidiaries and any person acting on their behalf have complied with and will implement the “offering restrictions” within the meaning of such Rule 902, provided that no representation is made in this subsection with respect to the actions of the Initial Purchasers); and neither the Company, Parent nor any of the Subsidiaries have entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Notes, except for this Agreement.

(aa)	ERISA. Each of the Company, Parent and the Subsidiaries, and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Company, Parent and the Subsidiaries, or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). Neither the Company, Parent nor the Subsidiaries nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company, Parent or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(bb)

Labor Matters. (i) Neither the Company nor any of the Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Guarantors, and, to the knowledge of the Company and Parent after due inquiry, no union organizing activities are taking place that, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) to the knowledge of the Company or the Guarantors, no union organizing or decertification efforts are underway or threatened against the Company or the Guarantors; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company or the Guarantors, or, to the knowledge of the Company and Parent after reasonable inquiry, threatened against the Company or the Guarantors; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the knowledge of the Company and Parent after reasonable inquiry, there is no threatened or pending liability against the Company or the Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company or the Guarantors that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) to the knowledge of the Company and Parent after reasonable inquiry, no employee or agent of the Company or the Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(cc)	No Violation of Section 7 of The Exchange Act. None of the transactions contemplated in the Transaction Documents or the application of the proceeds of the Notes by the Company, Parent or any of the Subsidiaries will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(dd)	Company and Parent Not Investment Companies. The Company and Parent have been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”). None of the Company, Parent or any of the Subsidiaries is an “investment company,” as defined in, or that is required to be registered under, the Investment Company Act; none of the Company, Parent or any of the Subsidiaries, after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Document and the Final Offering Memorandum, will be an “investment company” as defined in, and that is required to be registered under, the Investment Company Act; and the Company, Parent and the Subsidiaries will conduct their respective businesses in a manner so as not to become subject to the Investment Company Act.

(ee)	Brokers. The Company and Parent have not engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering or any of the transactions contemplated in the Transaction Documents, and neither the Company or Parent is under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchasers).

(ff)

Compliance With Environmental Laws. Compliance With Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any Subsidiary (or, to the knowledge of the Company or any of its predecessors in interest), at, upon or from any of the property or operating equipment now or previously owned, leased or operated by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or otherwise under such circumstances that would require the Company or any Subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company, Parent and the Subsidiaries is in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, hazardous or toxic substances or wastes, pollutants, contaminants, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and (ii) none of the Company, Parent or any of the Subsidiaries is conducting, or is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform, any response or corrective action under any Environmental Law. On the basis of such review, Parent has reasonably concluded that such associated costs would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for abandonment and similar costs incurred or expected to be incurred in the ordinary course of business of the Company or any Subsidiary, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any Subsidiary or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Change; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Time of Sale Document and the Final Offering Memorandum, neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg)	No Restrictions on Payments of Dividends. Except as provided in the Indenture, the Collateral Agreements or as otherwise described in the Time of Sale Document and the Final Offering Memorandum, as of the Closing Date, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(hh)	Certificates. Each certificate signed by any officer of the Company, Parent or any Subsidiary thereof, delivered to the Representative shall be deemed a representation and warranty by the Company, Parent or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.

(ii)	Insurance. Each of the Company, Parent and each of the Subsidiaries is, and simultaneously with the delivery of the Topaz Driller to the Company, the Topaz Driller will be, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company, Parent or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are, or, with respect to the Topaz Driller, will be on its delivery date to the Company, in full force and effect. The Company, Parent and the Subsidiaries are, or with respect to the Topaz Driller will be on its delivery date to the Company, in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company, Parent or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Company, Parent or any Subsidiary has been refused any insurance coverage sought or applied for, and none of the Company, Parent or any Subsidiary has any reason to believe that it will not be able to renew its existing insurance (or obtain appropriate insurance) coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)	Foreign Corrupt Practices Act. None of the Company, Parent or any Subsidiary or any director, officer, employee or, to the knowledge of the Company or Parent, any agent or other person acting on behalf of the Company, Parent or any Subsidiary has, in the course of its actions for, or on behalf of, the Company, Parent or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(kk)

Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. Each of Parent and its subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated subsidiaries, is made known to each of Parent’s chief executive officer and chief financial officer by others within Parent, and such disclosure controls and procedures are effective to perform the functions for which they were established. Parent’s independent auditors and board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect Parent’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in Parent’s internal controls; all material weaknesses, if any, in internal controls have been identified to Parent’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and the principal financial officers of Parent have made all certifications required by the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations of the Commission thereunder (the “Sarbanes Oxley Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in each such certification are complete and correct; Parent, its subsidiaries and Parent’s board of directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes Oxley Act and the rules and regulations of the SEC promulgated thereunder. The Time of Sale Document accurately describes and the Final Offering Memorandum will accurately describe all of the material weaknesses and significant deficiencies that have been identified by Parent’s independent auditors in their audit of the financial statements of Parent and its subsidiaries.

(ll)	Money Laundering Laws. The operations of Parent and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and Parent, threatened.

(mm)	Independent Accountants. UHY, LLP, who has certified and expressed their opinion with respect to the financial statements of Parent (which term as used in this Agreement includes the related notes thereto) contained or to be contained in the Time of Sale Document and the Final Offering Memorandum, are (i) an independent registered public accounting firm with respect to Parent and its subsidiaries as required by the Exchange Act and the rules and regulations thereunder, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) (“PCAOB”).

(nn)

OFAC. Neither Parent or any of its subsidiaries, any officer of Parent or any of its subsidiaries, nor, to the knowledge of Parent or any of its subsidiaries, any director, agent or affiliate of the Company (i) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii)

located organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); Parent and its subsidiaries (either directly or through the Trust Account) will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities or business of any person currently subject to or in violation of any U.S. sanctions administered by OFAC; and Parent and its subsidiaries have not knowingly engaged in, and are not now engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory that at the time of the dealing or transaction is was the subject of any U.S. sanctions administered by OFAC.

(oo)	Bank Secrecy Act; Money Laundering; Patriot Act. Neither Parent, any of its subsidiaries nor any of their officers or directors has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law or any successor law.

5. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally agrees:

(a)	to (i) advise the Representative promptly after obtaining knowledge (and, if requested by the Representative, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. Federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. Federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document or the Final Offering Memorandum untrue or that requires the making of any additions to or changes in the Time of Sale Document or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any U.S. state securities or Blue Sky laws (or their equivalent in non-U.S. jurisdictions), and (iii) if, at any time, any U.S. or non-U.S. Federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(b)

to (i) furnish to the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the reasonable request of an Initial Purchaser, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales

(and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales);

(c)	not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Notes purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have provided its written consent thereto;

(d)	so long as the Initial Purchasers shall hold any of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule;

(e)	to cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales;

(f)

whether or not any of the Offering or the other Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the

Transaction Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification) and (E) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Notes, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, (vi) all costs and expenses in connection with the creation and perfection of the security interest in the Collateral Agreements (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (vii) all fees, disbursements and out-of-pocket expenses incurred by the Initial Purchasers in connection with its services to be rendered hereunder including, without limitation, the fees and expenses and disbursements of Jones Day, counsel to the Initial Purchasers, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures;

(g)	to use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds”;

(h)	to do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date, including furnishing post-closing opinions, substantially in the form of Exhibit C-1 and Exhibit C-2 attached hereto, that certify the validity of the security documents executed post-closing;

(i)	not to, and to ensure that no Affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Notes;

(j)	not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes, whether to facilitate the sale or resale of the Notes or otherwise;

(k)	for so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Securities Act;

(l)	to comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer;

(m)	until the offering of Securities is complete, to file all documents required to be filed by it with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act;

(n)	for so long as any of the Notes remain outstanding, except for such documents that are publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System, the Company will furnish to the Representative copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed;

(o)	not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Final Offering Memorandum prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(p)	during the one-year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit Parent, any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Securities Act) of the Company to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, Parent, any current or future Subsidiaries or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company, except pursuant to an effective registration statement under the Securities Act;

(q)	the Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchasers; and

(r)	to use their commercially reasonable efforts to complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfecting of security interests as and to the extent contemplated by the Collateral Agreements; provided that, the Company and the Guarantors agree to complete all such filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Agreements that were not completed prior to the Closing Date, including perfecting the security interest and Mortgaged Vessels in connection with the delivery of the Topaz Driller within 15 days of delivery.

6. Representations and Warranties of the Initial Purchasers. Each Initial Purchaser hereby represents and warrants to the Company, Parent and Guarantors that:

(a)	it is a QIB as defined in Rule 144A under the Securities Act and it will offer the Notes and the Guarantees for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum;

(b)	it is not acquiring the Notes and the Guarantees with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Notes and the Guarantees only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchasers to be QIBs or (B) persons reasonably believed by the Initial Purchasers to be Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchasers to be a purchaser referred to in Regulation S under the Securities Act; provided, however, that in purchasing such Notes and the Guarantees, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Memorandum; and

(c)	no form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to Notes and the Guarantees to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchasers or any of their representatives in connection with the offer and sale of any of the Notes and the Guarantees.

7. Conditions. The obligations of the Initial Purchasers to purchase the Notes under this Agreement are subject to the performance by each of the Company and each of the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)	All the representations and warranties of the Company, Parent and the Subsidiaries, that are qualified by materiality or the possibility of a Material Adverse Effect and contained in this Agreement and in each of the other Transaction Documents, shall be true and correct, and the representations and warranties of the Company, Parent and the Subsidiaries contained in this Agreement and in each of the other Transaction Documents that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company, the Guarantors and each other party to the Transaction Documents (other than the Initial Purchasers) shall have performed or complied in all material respects with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Transaction Documents (other than conditions to be satisfied by such parties, which the failure to be so satisfied would not, individual or in the aggregate, reasonably be expected to have a Material Adverse Effect. It being understood and agreed that for purposes of this Agreement, in the event that Jefferies determines that a Material Adverse Effect has occurred in any case and the Company, Parent or a Guarantor seeks to dispute such determination, the Company, Parent or such Guarantor shall bear the burden of proof to demonstrate by clear and convincing evidence that the definition of Material Adverse Effect has not been satisfied.

(b)	No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued or threatened as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the other Transactions under the Transaction Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after due inquiry, be pending or contemplated as of the Closing Date.

(c)	No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the other Transactions under the Transaction Documents. No Proceeding shall be pending or, to the knowledge of the Company after reasonable inquiry, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)	Subsequent to the respective dates as of which data and information is given in the Time of Sale Document and the Final Offering Memorandum, there shall not have been any Material Adverse Change.

(e)	On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of Parent or any securities of Parent (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(f)	The Representative shall have received on the date hereof and/or the Closing Date (as specified below):

(i)

certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of Parent, on behalf of the Company, Parent and the Subsidiaries, to the effect that (a) the representations and warranties set forth in Section 4 hereof, in each of the Transaction Documents and the Perfection Certificate that are qualified by materiality or Material Adverse Effect shall be true and correct, and the representations and warranties in each of the Transaction Documents and the Perfection Certificate that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as though expressly made at and as of the Closing Date, except for the representations and warranties that were expressly as of a certain date, then as of such date (b) each of the Company and the Guarantors has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, neither Parent nor any subsidiary of Parent has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to Parent and its subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of Parent and its subsidiaries, taken as a whole, and there has not been any change in the capital stock or short-term or long-term indebtedness of Parent or any subsidiary of Parent that is material to the business, condition (financial or otherwise) or results of operations or prospects of Parent and its subsidiaries, taken as a whole, and (e) the sale of the Notes has not been enjoined (temporarily or permanently);

(ii)	a certificate, dated the Closing Date, executed by the Secretary of Parent on behalf of the Company and each Guarantor, certifying such matters as the Representative may reasonably request;

(iii)	a certificate evidencing qualification by such entity as a foreign corporation in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each of the Company and the Guarantors operates as of a date within five days prior to the Closing Date;

(iv)	a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of Parent substantially in the form previously approved by the Representative or its counsel;

(v)	the opinion of Porter & Hedges L.L.P., counsel to the Company and the Guarantors, dated the Closing Date, in the form of Exhibit A attached hereto;

(vi)	the opinion of Maples and Calder, Cayman Islands counsel to the Company and the Guarantors, shall have furnished to the Initial Purchasers, at the request of the Company or Parent, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit B attached hereto;

(vii)	an opinion, dated the Closing Date, of Jones Day, counsel to the Initial Purchasers, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions;

(viii)	the Initial Purchasers shall have received from UHY LLP, independent auditors, with respect to Parent and its subsidiaries, (A) a customary comfort letter, dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, to the effect that UHY LLP reaffirms the statements made in its letter furnished pursuant to clause (A) with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum;

(ix)	an Officers’ Back-Up Certificate dated as of the date hereof and as of the Closing Date executed by the Chief Executive Officer and the Chief Financial Officer of Parent providing back-up disclosure support as specified therein, in form and substance reasonably satisfactory to the Initial Purchasers; and

(x)	the Natixis Amendment shall have been entered into in a form and substance reasonably satisfactory to the Initial Purchasers.

(g)	The terms of each Transaction Document shall conform in all material respects to the description thereof in the Time of Sale Document and the Final Offering Memorandum. Each of the Company and Guarantors shall have executed and delivered, or caused to be delivered, to the Representative (i) each of the Transaction Documents to which it is a party and (ii) the Notes being purchased by the Initial Purchasers at the Closing pursuant to this Agreement, in each case in form and substance reasonably satisfactory to the Representative.

(h)	The Representative shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any other Transaction contemplated in the Transaction Documents.

(i)	The Collateral Agent shall have received (with a copy for the Initial Purchasers) on the Closing Date:

(i)	appropriately completed copies of Uniform Commercial Code lien financing statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions or Companies Registry filings as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Agreements;

(ii)	appropriately completed copies of Uniform Commercial Code Form UCC 3 termination statements, if any, necessary to release all Liens (other than the security interests, liens or encumbrances permitted under the Indenture and the Collateral Agreements) of any Person in any Collateral described in any Collateral Agreement previously granted by any Person;

(iii)	certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC 11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any Collateral described in any Collateral Agreement, other than such financing statements that evidence the Liens permitted under the Indenture and the Collateral Agreements);

(iv)	such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent; and

(v)	the Collateral Agent and its counsel shall be satisfied that (i) the Liens granted to the Collateral Agent, for the benefit of the Secured Parties in the Collateral described above is of the priority described in the Time of Sale Document and the Final Offering Memorandum; and (ii) no Lien exists on any of the Collateral described above other than the Liens created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to a Collateral Agreement, in each case subject to the Liens permitted under the Indenture and the Collateral Agreements.

(j)	Provision shall have been made for the filing of all Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements.

8. Indemnification and Contribution.

(a)	The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchasers, their directors, officers and employees, and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind, as incurred, to which the Initial Purchasers, their directors, officers, employees or such controlling persons may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto; or

(ii)	the omission or alleged omission to state, in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchasers and each director, officer, employee and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such director, officer, employee or controlling person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted primarily and directly from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers to the Company consists of the information described in Section 12 hereof. The indemnity agreement set forth in this Section 8 shall be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.

(b)

Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses, as incurred, to which the Company, any Guarantor or any of their directors, officers or controlling persons may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof, as contemplated below) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company or its agents by the Initial Purchasers specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company or its agents specifically for use in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto, are the statements described in Section 12 hereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)

As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d)

No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)	In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)

The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchasers under this Agreement, less the aggregate amount of any damages that such Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

9. Termination. The Representative may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a)	since the date hereof, any Material Adverse Effect or development involving or expected to result in a prospective Material Adverse Effect that could, in the Representative’s sole judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Notes;

(b)	the failure of the Company or the Guarantors to satisfy the conditions contained in Section 7 hereof on or prior to the Closing Date;

(c)	any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Representative’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Notes;

(d)	trading in Parent’s common stock shall have been suspended by the Commission or the American Stock Exchange or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange;

(e)	the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchasers’ counsel’s reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(f)	any securities of Parent shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; or

(g)	the representation and warranty contained in Section 4(a)(ii) of this Agreement is incorrect in any way; or

(h)	the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Representative’s opinion could reasonably be expected to have a Material Adverse Effect on the financial markets in the United States or elsewhere.

(i)	the Topaz Driller shall have suffered an event of loss or the Shipyard shall become party to an insolvency or bankruptcy proceeding in any jurisdiction in which the Shipyard is the debtor.

10. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Representative, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

11. Default by an Initial Purchaser. If one of more of the Initial Purchasers shall breach their obligations to purchase the Notes that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate with respect to such Initial Purchasers without liability on the part of the Company. Nothing herein shall relieve such Initial Purchasers from liability for their default.

12. Information Supplied by the Initial Purchasers. The statements set forth (i) on the cover page of the Time of Sale Document and the Final Offering Memorandum with respect to the price of the Notes and (ii) the sixth paragraph under the heading “Plan of Distribution” in the Time of Sale Document and the Final Offering Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company or the Guarantors for the purposes of Sections 4(a) and 8 hereof.

13. No Fiduciary Relationship. The Company and the Guarantors hereby acknowledge that the Initial Purchasers are acting solely as Initial Purchasers in connection with the purchase and sale of the Notes. The Company and the Guarantors further acknowledge that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to either the Company or any of the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company or the Guarantors, either in connection with the Transactions or any matters relating to such Transactions, and the Company and the Guarantors hereby confirm their understanding and agreement to that effect. The Company and the Guarantors, on the one hand, and the Representative, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such Transactions and that any opinions or views expressed by the Initial Purchasers to the Company or the Guarantors regarding such Transactions, including, but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company or the Guarantors. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that either of the Company or any of the Guarantors may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company and the Guarantors in connection with the Transactions or any matters relating to such Transactions.

14. Miscellaneous.

(a)	Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Representative on behalf of the Initial Purchasers:
Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Facsimile:	(212) 284-2280
Attention:	General Counsel

with a copy to:

Jones Day
222 East 41st Street
New York, New York 10017
Facsimile:	(212) 755-7306
Attention:	Alexander A. Gendzier

If to the Company or the Guarantors:

c/o Vantage Drilling Company
777 Post Oak Blvd., Suite 610
Houston, Texas 77056
Facsimile:	(281) 404-4700
Attention:	Douglas Smith, Chief Financial Officer

with a copy to:

Porter & Hedges L.L.P.
1000 Main Street, 36th Floor
Houston, Texas 77002
Facsimile:	(713) 226-6291
Attention:	Bryan Brown

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (A), (B) or (C) above, respectively. Any party hereto may change the address for receipt of communications by giving written notice to the others.

(b)	Successors. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Guarantors, the Initial Purchasers and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a Subsequent Purchaser of any of the Notes from the Initial Purchasers merely because of such purchase.

(c)	Entire Agreement. This Agreement, together with the Engagement Letter dated November 12, 2009 between the Company and the Representative, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

(d)	Governing Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

(e)	Submission to Jurisdiction. THE COMPANY AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(f)	Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(g)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)	Partial Unenforceability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)	Amendment. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The failure by any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

EXECUTION VERSION

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

P2021 RIG CO.

		By:	/s/ Paul A. Bragg
		Name:	Paul A. Bragg
		Title:	Chief Executive Officer

VANTAGE DRILLING COMPANY

		By:	/s/ Paul A. Bragg
		Name:	Paul A. Bragg
		Title:	Chief Executive Officer
Accepted and Agreed to:

JEFFERIES & COMPANY, INC., as Representative of the Initial Purchasers

By:	/s/ Jay Levy
Name:	Jay Levy
Title:	Managing Director